UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : January 22, 2009

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant's Telephone Number, Including Area Code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On December 2, 2008, Henan Gengsheng Refractories Co., Ltd. ("Refractories"), a wholly owned subsidiary of China Gengsheng Minerals, Inc., renewed a Full-Service Agreement (the "Rizhao Agreement"), with Rizhao Iron & Steel Co., Ltd. ("Rizhao"), for the supply of refractory products and materials to Rizhao for its use in steel production. Monthly payments will be made by Rizhao to Refractories based on the total tons of steel production recorded by Rizhao at the end of each month in the amounts of RMB 8.7 per ton for non-refined steel, RMB 18.4 per ton for refined steel and RMB 0.45 per ton for hot metal package, including tax. This term of this agreement is for the duration of one year. Based on current estimates, the total value of the Rizhao Agreements is approximately RMB 54,000,000. Rizhao was the highest revenue producing customer of Refractories in 2008.

On November 12, 2008, Henan Gengsheng Refractories Co., Ltd. ("Refractories"), a wholly owned subsidiary of China Gengsheng Minerals, Inc., renewed two Full-Service Agreements ("the Heilongjiang Agreements"), with Heilongjiang Iron & Steel Co., Ltd. ("Heilongjiang"), for the supply of materials and personnel support to Heilongjiang’s facilities regarding insulation installations, constructions of operations facilities, refractories replacements and on-site maintenance. The first Heilongjiang Agreement, for refined steel, stipulates monthly payments will be made by Heilongjiang to Refractories based on the total tons of steel production recorded by Heilongjiang at the end of each month in the amounts of RMB 19.5 per ton, including tax. This term of this first Heilongjiang Agreement is September 14, 2008 through September 14, 2009. The second Heilongjiang Agreement, for non-refined steel, stipulates monthly payments will be made by Heilongjiang to Refractories based on the total tons of steel production recorded by Heilongjiang at the end of each month in the amounts of RMB 12.9 per ton, including tax. This term of this second Heilongjiang Agreement is November 1, 2008 through October 31, 2009. Refractories may terminate each Heilongjiang Agreement upon three months prior notice and Heilongjiang may terminate each Heilongjiang Agreement upon material breach of the Heilongjiang Agreement by Refractories. Pursuant to each Heilongjiang Agreement, Refractories will deliver RMB 100,000 as a good faith deposit to Heilongjiang which shall be refunded upon fulfillment of each Agreement. Based on current estimates, the total value of the Heilongjiang Agreements are approximately RMB 18,000,000. Heilongjiang was among the highest revenue producing customers of Refractories in 2008.

The foregoing summary of the Rizhao Agreement and the Heilongjiang Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the summary of the English translation of the Rizhao Agreement and the Heilongjiang Agreements, copies of which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

10.1	Full Services Contract, dated December 2, 2008, by and between Rizhao Iron & Steel Co., Ltd.

10.2	Full Services Contract, dated November 12, 2008, by and between Henan Gengsheng Refractories Co., Ltd. and Heilongjiang Iron & Steel Co., Ltd.

10.3	Full Services Contract, dated November 12, 2008, by and between Henan Gengsheng Refractories Co., Ltd. and Heilongjiang Iron & Steel Co., Ltd.

99.1	Press Release issued January 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: January 22, 2009	/s/ Shunqing Zhang
Name: Shunqing Zhang Title: Chief Executive Officer